Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Boxed, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	12,029,817 (2)	$10.17 (3)	$122,343,238.89	0.0000927	$11,341.22
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(h)	4,939,314 (4)	$3.31 (5)	$16,349,129.34	0.0000927	$1,515.57
Fees Previously Paid
	Total Offering Amounts					$138,692,368.23		$12,856.79
	Total Fees Previously Paid							–
	Total Fee Offsets (6)							–
	Net Fee Due							$12,856.79

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Boxed, Inc. (the “Company”) that become issuable under the Company’s 2021 Incentive Award Plan (the “Incentive Plan”), the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”) and Giddy Inc.’s 2013 Equity Incentive Plan (the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2)Represents the following shares of Common Stock available for future issuance: (i) 10,024,848 shares of Common Stock initially reserved for issuance under the Incentive Plan and (ii) 2,004,969 shares of Common Stock initially reserved for issuance under the ESPP.
(3)Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company’s shares of Common Stock as reported on the New York Stock Exchange on March 9, 2022, which date is within five business days prior to the filing of this Registration Statement.
(4)Represents shares of Common Stock underlying currently outstanding options granted under the 2013 Plan.
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based upon $3.31, which is the weighted-average exercise price for options to purchase Common Stock outstanding under the 2013 Plan.
(6) The Company does not have any fee offsets.